As filed with the Securities and Exchange Commission on July 1, 2005

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
----------------------
FORM S-1
REGISTRATION STATEMENT
 UNDER

THE SECURITIES ACT OF 1933 ----------------------

MANHATTAN MARITIME ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)
Delaware	6770	20-2836149
(State or other jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number)
incorporation or organization)	Code Number)

645 Fifth Avenue New York, New York 10022 (212) 480-9909 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xenophon (Xen) A. Galinas, Chairman, Chief Executive Officer and Secretary
645 Fifth Avenue
New York, New York 10022
(212) 480-9909
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Clifford A. Brandeis, Esq.	David Alan Miller, Esq.
Zukerman Gore & Brandeis, LLP	Graubard Miller
875 Third Avenue	The Chrysler Building
New York NY 10022	405 Lexington Avenue
(212) 223-6700	New York, New York 10174
(212) 223-6433 - Facsimile	(212) 818-8800
(212) 818-8881 - Facsimile

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of each Class of	Amount being Registered	Offering Price Per	Aggregate Offering	Registration
Security being registered		Security(1)	Price(1)	Fee

Units, each consisting of one share of
Common Stock, $.0001 par value, and	21,850,000 Units	$6.00	$131,100,000	$15,430.47
two Warrants (2)

Shares of Common Stock included as
part of the Units(2)	21,850,000 Shares	-------	-------	-------(3)

Warrants included as part of the
Units(2)	43,700,000 Warrants	-------	-------	------- (3)

Shares of Common Stock underlying
the Warrants included in the Units(4)	43,700,000 Shares	$5.00	$218,500,000	$25,717.45

Representative’s Unit Purchase
Option	1	$100	$100	------- (3)

Units underlying the Representative's
Unit Purchase Option (“Underwriter's
Units”)(4)	950,000 Units	$6.60	$6,270,000	$737.98

Shares of Common Stock included as
part of the Underwriter’s Units(4)	950,000 Shares	-------	-------	------- (3)

Warrants included as part of the
Representative’s Units(4)	1,900,000 Warrants	-------	-------	------- (3)

Shares of Common Stock underlying
the Warrants included in the
Representative’s Units(4)	1,900,000 Shares	$6.25	$11,875,000	$1,397.69

Total			$367,745,100	$43,283.60

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 2,850,000 Units and 2,850,000 shares of Common Stock and 5,700,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti- dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Preliminary Prospectus
Subject to Completion, July 1, 2005
PROSPECTUS

$114,000,000

MANHATTAN MARITIME ENTERPRISES, INC.

19,000,000 units

     Manhattan Maritime Enterprises, Inc. is a newly organized blank check company organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more vessels or an operating business in the shipping industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:

  one share of our common stock; and
  two warrants.

     Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and _______ __, 2006 [one year from the date of this prospectus], and will expire on ________ __, 2009 [four years from the date of this prospectus], or earlier upon redemption.

     We have granted Ladenburg Thalmann & Co. Inc., the representative of the underwriters, a 45-day option to purchase up to 2,850,000 additional units solely to cover over-allotments, if any (over and above the 19,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ladenburg Thalmann, for $100, as additional compensation, an option to purchase up to a total of 950,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in these units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

     There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols ______ and _____ , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public	Underwriting discount	Proceeds, before
	offering price	and commissions(1)	expenses, to us

Per unit	$6.00	$0.45	$5.55
Total	$114,000,000	$8,550,000	$105,450,000

(1)	Includes a non-accountable expense allowance in the amount of 1.5% of the gross proceeds, or $0.09 per unit ($1,710,000 in total) payable to Ladenburg Thalmann.

     Of the net proceeds we receive from this offering, $103,880,000 (approximately $5.467 per unit) will be deposited into a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

     We are offering the units for sale on a firm-commitment basis. Ladenburg Thalmann, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2005.

Ladenburg Thalmann & Co. Inc.

___________ ____, 2005

Prospectus Summary

     This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

  references to “we,” “us” or “our company” refer to Manhattan Maritime Enterprises, Inc.;
  references to “public stockholders” refer to the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders to the extent that they purchase such shares;
  references to a “target business” refer to one or more vessels and/or one or more businesses in the shipping industry and reference to a “business combination” refers to the acquisition by us of such a target business; and
  the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

     We are a blank check company organized under the laws of the State of Delaware on May 12, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, a target business in the shipping industry. To date, our efforts have been limited to organizational activities.

     We believe that the international maritime industry currently presents attractive opportunities for consolidation and growth, particularly in light of current global demand for industrial and energy-based commodities, driven primarily by China, India and the United States. As a consequence, we believe that shipping represents an attractive industry in which to attempt to consummate a business combination. In addition, because we also believe that there are various business opportunities available in the shipping industry, we do not intend to focus on any one strategy, or any one sector of the shipping industry, in connection with seeking to identify a suitable target business with which to effect a business combination.

     The international maritime shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker shipping sectors, while other related sectors tend to be specialized. The dry bulk shipping sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker-shipping sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Sectors related to the shipping industry include, without limitation, the operation of vessels such as containerships, liquefied gas carriers, offshore supply and anchor-handling vessels.

     We believe that our ability to successfully consummate a business combination is enhanced by the experience and depth of our team of executive officers and directors. Specifically, our executive officers and directors have extensive experience in shipping-related transactions concerning vessels of all kinds as well as in numerous aspects of the shipping industry, including, but not limited to top level and, overall management, operations, chartering, engineering, sales, purchasing and finance. In the course of effecting shipping transactions, our executives and directors have established widespread senior contacts and relationships throughout the shipping industry, worldwide, working for some of the most prestigious and internationally known companies in the maritime industry, including the Alexander S. Onassis Public Benefit Foundation, the Ceres Hellenic Shipping Enterprises, HSBC, Manufacturers Hanover Trust, Bankers Trust and Credit Suisse First Boston, amongst others. Our executive officers and directors also include individuals with extensive experience in capital markets and mergers & acquisitions, both in the United States and abroad. In addition, all of our officers and directors are citizens and/or permanent residents of the United States, and as such, most of them have been engaged in business in the United States over the past 20 years and are therefore well versed in United States business customs and practices, including those relating to corporate governance, taxation, legal compliance and public accounting. We intend to leverage the extensive and varied talents, contacts and experience of our officers and directors in connection with our efforts to identify prospective target businesses in the shipping industry with which to consummate a business combination that will be beneficial to all of our stockholders.

     We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual vessels, a company with a fleet of vessels or a number of such companies as a group. In the event we ultimately determine to simultaneously acquire several vessels or shipping businesses and such vessels or businesses are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies into a single operating entity. We may further seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, although we have not entered into any such fund raising arrangement and have no current intention of doing so.

Our principal executive offices are located at 645 Fifth Avenue, New York, New York 10022 and our telephone number is (212) 480-9909.

The Offering

Securities offered:

19,000,000 units, at $6.00 per unit, each unit consisting of:

  one share of common stock; and
  two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Ladenburg Thalmann allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in a Form 8-K, or amendment thereto, information indicating if Ladenburg Thalmann has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock:
Number outstanding before this offering	4,750,000 shares

Number to be outstanding after this offering	23,750,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this offering	38,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

  the completion of a business combination with a target business, and
  [________], 2006 [one year from the date of this prospectus].
  The warrants will expire at 5:00 p.m., New York City time, on [________], 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (including any warrants issued upon exercise of our unit purchase option), with the prior consent of Ladenburg Thalmann:

  in whole and not in part,
  at a price of $.01 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In the event we call the warrants for redemption, we have agreed that any warrants purchased by our directors during the six month period following separate trading of the warrants pursuant to an agreement with them and Ladenburg Thalmann will be exercisable by them on a cashless basis.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior written consent of Ladenburg Thalmann and Ladenburg Thalmann may hold warrants subject to redemption, Ladenburg Thalmann may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Ladenburg Thalmann will consent to such redemption if it is not in its best interest even if it is in our best interest.

Proposed OTC Bulletin Board symbols for our:

Units	[______]

Common stock	[______]

Warrants	[______]

Offering proceeds to be held in trust:

$103,880,000 of the proceeds of this offering (approximately $5.467 per unit) will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $1,150,000).

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders

There will be no fees or other cash payments paid to our existing security holders or our officers and directors other than:

  repayment of $220,000 non-interest bearing loans made by Messrs. Galinas, Livanos, Josefsson and Kyprios;
  payment of $7,500 per month to Manhattan Group Partners, LLC for office space and related services; and
  reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Stockholders must approve business combination:

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights described below and vote against the business combination.

Conversion rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account, if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or after market. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination:	We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund (including any accrued interest) plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All of our current stockholders have waived their right to receive distributions upon our liquidation prior to a business combination with respect to the 4,750,000 shares of common stock they own as of the date hereof, but they will be entitled to receive distributions with respect to the common stock included in any units they may purchase in this offering or common stock they may purchase in the after market. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

Escrow of existing stockholders’ shares:	On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable during the escrow period and will not be released from escrow until [ ________ ], 2008 [three years from the date of this prospectus].
Risks

     In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 11 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	June 30, 2005

	Actual	As Adjusted

Balance Sheet Data:
Working capital	$110,616	$105,053,674
Total assets	243,674	105,053,674
Total liabilities	220,000	—
Value of common stock which may be
converted to cash (approximately $5.467
per share)	—	20,764,213
Stockholders’ equity	23,674	84,289,461

     The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the notes payable to stockholders.

     The working capital excludes $133,058 of costs related to this offering which were paid prior to June 30, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

     The as adjusted working capital and total assets amounts include the $103,880,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.

     We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 19,000,000 shares sold in this offering, or 3,798,100 shares of common stock, at an initial per-share conversion price of approximately $5.467, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

  the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in the offering.

Risk Factors

     An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following risks occur, our business and financial conditions may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

     We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire a target business in the shipping industry. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

     We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria described below have been satisfied). If we are unable to complete a business combination within the proscribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If the net proceeds of this offering not being placed in trust is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

     We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

You will not be entitled to protections normally afforded to investors of blank check companies.

     Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target business, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

     Since August 2003, based upon publicly available information, approximately 20 similarly structured blank check companies have completed initial public offerings. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 20 blank check companies with more than $650 million in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, because only four of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $5.467 per share.

     Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and other entities we engage, and all prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. We cannot assure you that the per-share distribution from the trust account will not be less than approximately $5.467, plus interest, due to such claims. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. Galinas, Livanos, Josefsson and Kyprios, have severally agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

     Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

     Our amended and restated certificate of incorporation authorizes the issuance of up to 75,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 10,400,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the unit purchase option granted to Ladenburg Thalmann, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  may significantly reduce the equity interest of investors in this offering;
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
  may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if certain covenants that require the maintenance of certain financial ratios or reserves are breached without a waiver or renegotiation of that covenant;
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

     Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although we presently anticipate that key personnel, including Messrs. Galinas, Livanos and Josefsson, will remain associated in senior management, advisory or other positions with the combined company following a business combination, it is also likely that some or all of the management of the target business will remain in place. Moreover, our key personnel will only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination, the terms of which, including the compensation to be paid to such individuals, would be determined at such time between the respective parties. However, we will not consider the ability of our key personnel to remain with the company after the consummation of a business combination as a factor in determining whether to proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

     Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

     None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors own shares of our common stock, which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

     Certain of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, certain of our officers, directors and stockholders have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase up to $2,294,250 of warrants in the open market at prices not to exceed $0.70 per warrant during the six month period following separate trading of the warrants. The shares acquired prior to this offering and any warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

     If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  make a special written suitability determination for the purchaser;
  receive the purchaser’s written agreement to the transaction prior to sale;
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

     If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

     The net proceeds from this offering will provide us with approximately $105,030,000 which we may use to complete a business combination. Our initial business combination must be with a business or vessel or vessels having a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several vessels or operating businesses. By consummating a business combination with only a single entity or vessel, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

  solely dependent upon the performance of a single business, dependent upon the development or market acceptance of a single or limited number of products, processes or services, or subject to numerous economic, competitive and regulatory developments with respect to the shipping industry.

Alternatively, if our business combination entails the simultaneous acquisitions of several vessels and/or shipping businesses from different sellers, such sellers may need to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions. If we were to consummate a business combination with several vessels and/or shipping and/or businesses, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

     When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

     We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, hedge funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the purchase option granted to Ladenburg Thalmann, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

     Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target business that we can afford to acquire, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing could have a material adverse effect on our ability to continue to develop and grow. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

     Upon consummation of our offering, our existing stockholders (including certain of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

     Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. These existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.005 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

     The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their shares of common stock at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30% or $1.78 per share (the difference between the pro forma net tangible book value per share of $4.22, and the initial offering price of $6.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

     In connection with this offering, as part of the units, we will be issuing warrants to purchase 38,000,000 shares of common stock as part of the units. We will also issue an option to purchase 950,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 1,900,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Therefore, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

     Our existing stockholders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 4,750,000 shares of common stock eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

     We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states referred to in the first sentence of this paragraph, if you are not an institutional investor, and in all states other than Idaho if you are an institutional investor. You may also resell your shares in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

     If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

  restrictions on the nature of our investments; and
  restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

  registration as an investment company;
  adoption of a specific form of corporate structure; and
  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $2,960,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Risks associated with the shipping industry

If charter rates fluctuate and the shipping industry continues to undergo cyclical turns, it may cause a decrease in the demand for the services we may offer.

     The shipping business, including the dry cargo market, has been cyclical in varying degrees, experiencing fluctuations in charter rates, profitability and, consequently, vessel values. Currently, valuations for shipping vessels over the past ten years are at historically high levels. These fluctuations, and the demand and valuations for ships, in general, have been influenced by, among other factors:

  global and regional economic conditions;
  developments in international trade;
  changes in seaborne and other transportation patterns;
  weather;
  fuel costs;
  crop yields;
  armed conflicts;
  terrorist activities;
  port congestion;

  canal closures;
  political developments;
  embargoes; and
  strikes.
     Additionally, a significant contraction in demand for imported commodities, such as oil or iron ore or coal, as a result of economic downturns or changes in government policies in certain regional markets could have a material adverse impact on freight rates, as well as the demand, in general, for vessels.

     Furthermore, the demand for vessels is also greatly affected by the demand for consumer goods and perishable foods, bagged and finished products, all of which are highly dependent on the factors described above, as well as environmental concerns and competition. The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide and in turn cause a decrease in our profitability. Further, the costs to us of acquiring vessels may be substantially higher than it may be at future times due to fluctuating valuations.

An economic slowdown in the Asia Pacific region could have a material adverse effect on the shipping industry.

     Our operations after effecting a business combination may involve the loading or discharging of oil or raw materials and semi-finished products by vessels owned by us in ports in the Asia Pacific region. If such were the case, a specific negative change in economic conditions in any Asia Pacific country, and particularly in China or Japan, may have an adverse effect on our business, results of operations, cash flows, and financial condition. In particular, in recent years, China has been one of the world's fastest growing economies in terms of gross domestic product. We cannot be sure that such growth will be sustained or that the Chinese economy will not experience negative growth in the future. Moreover, any slowdown in the economies of the United States, the European Union or certain Asian countries may adversely affect economic growth in China and elsewhere. Our business, results of operations, cash flows and financial condition may be materially and adversely affected by an economic downturn in any of these countries.

Changes in the shipping industry may reduce the demand for the types of vessels we seek to acquire or the services we may ultimately provide and thereby reduce our profitability.

     The future demand for vessels in the markets in which we may ultimately operate will be dependent, in large part, upon economic growth in the global economy, seasonal and regional changes in demand and changes to the capacity of the world fleet. Adverse economic, political, social or other negative developments could have a material adverse effect with respect to the target business with which we may ultimately complete a business combination. In addition, oversupply with respect to the dry cargo or tanker vessel industries could also have a material adverse effect on the business combination which we may ultimately complete. Such oversupply is frequently the result of an overestimated growth in demand for these vessels in the applicable shipping markets. For example, an oversupply of vessels may be due to, among other factors, an overestimation in the demand for imports of commodities like oil, grain, sugar, iron ore or coal. While it is our intention to complete a business combination with a target business that operates in markets that will afford the company the opportunity to realize the greatest value for our stockholders, we cannot assure you that we will be able to successfully acquire a target business that provides the valuable markets that we seek, or that the value of the target business that we ultimately acquire will maintain its value in any of these markets.

The operation of dry bulk carriers has certain unique operational risks.

     With a dry bulk carrier, the cargo itself and its interaction with the ship may create operational risks. By their nature, dry bulk cargoes are often heavy, dense and easily shifted, and they may react badly to water exposure. In addition, dry bulk carriers are often subjected to battering during unloading operations with grabs, jackhammers and bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach at sea. Hull breaches in dry bulk carriers may lead to the flooding of the vessels' holds. If a dry bulk vessel suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel's bulkheads, leading to the loss of a vessel. Any of these circumstances or events could negatively impact a dry bulk cargo operation and could also harm the reputation of such carrier as a safe and reliable vessel owner and operator.

The operation of vessels is subject to international conventions, national, state and local laws and regulations relating to environmental protection that could require us to incur substantial costs and otherwise adversely affect our results of operations and financial condition.

     The operation of vessels are subject to international conventions, national, state and local laws and regulations in force in the jurisdictions in which such vessels operate, as well as in the country of their registration, in order to protect against potential safety related and environmental impacts. Government regulation of vessels, particularly in the areas of safety and the environment, can be expected to become more stringent in the future and could require us to incur significant capital expenditures with respect to any vessels we may acquire in order to keep them in compliance. For example, various jurisdictions are considering regulating the management of ballast waters to prevent the introduction of non-indigenous species that are considered invasive. While we cannot predict the costs that will be required to comply with these requirements, environmental regulations should apply to all vessels registered in countries that have ratified the various conventions upon which such requirements are based. These requirements can also affect the resale value or useful lives of vessels, cause a reduction in cargo capacity, ship modifications or operational changes or restrictions, lead to decreased availability of or more costly insurance coverage for environmental matters or result in the denial of access to certain jurisdictional waters or ports, or detention in certain ports. Under national, state and local laws, as well as international treaties and conventions, this could lead to material liabilities, including cleanup obligations, natural resource damages, personal injury and property damage claims, in the event that there is a release of petroleum or other hazardous materials from vessels or otherwise in connection with operations. Violations of, or liabilities under, environmental requirements can result in substantial penalties, fines and other sanctions, including in certain instances, seizure or detention of our vessels.

Operating results may be subject to seasonal fluctuations.

     The shipping industry has historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The dry bulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. Further, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended June 30 and September 30, and, traditionally stronger in fiscal quarters ended December 31 and March 31.

Rising fuel prices may adversely affect profits.

     Fuel is a significant expense for many shipping operations when vessels are under voyage charter. In addition, upon redelivery of vessels at the end of a time charter, the owner is obligated to repurchase the fuel on board at prevailing market prices, which could be materially higher than fuel prices at the inception of the time charter period. As a result, an increase in the price of fuel may adversely affect profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside the control of operating companies, including geopolitical developments, supply and demand for oil and gas, actions by oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of the shipping business versus other forms of transportation.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt business.

     International shipping is subject to various security and customs inspection and related procedures in countries of origin, destination and at transshipment points. Inspection procedures can result in the seizure of the contents of vessels, delays in the loading, offloading or delivery, and the assessment of customs duties, fines or other penalties. It is possible that changes to inspection procedures could impose additional financial and legal obligations. Furthermore, changes to inspection procedures could also impose additional costs and obligations on customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical.

Labor interruptions could disrupt business.

     Any vessels that we may acquire in a business combination are likely to be manned by masters, officers and crews that are employed by third parties. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out normally and could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, we may be forced to suspend or cease operations.

     The ownership and operation of vessels in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on any vessels and other business assets we may acquire upon completion of a business combination. However, we cannot assure you that we will be able to adequately insure against all risks, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could cause us to suspend or cease operations.

If a business combination results in our ownership of vessels, and such vessels are arrested by maritime claimants, it could result in the interruption of our business and have an adverse effect on our revenue and profitability.

     Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by “arresting” a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any “associated” vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is “arrested,” this could result in a material loss of revenues, or require us to pay substantial amounts to have the “arrest” lifted.

Governments could requisition vessels of a target company during a period of war or emergency, resulting in a loss of earnings.

     A government could requisition a company’s vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes its owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a company would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

If we determine to change domiciles in connection with a business combination, the new jurisdiction’s laws will likely govern all of our material agreements relating to our operations and we may not be able to enforce our legal rights.

     In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States. If we determine to do this, the new jurisdiction’s laws will likely govern all of our material agreements relating to our operations. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital.

Because some of our directors and officers may potentially reside outside of the United States after this offering and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

     Although all but one of our officers and directors currently are residents of the United States, some of our directors and officers may reside outside of the United States after this offering and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may become subject to United States Federal income taxation on our United States source shipping income.

     Due to the nature of the shipping industry, we may complete a business combination with a target business outside of the United States and then attempt to qualify under Section 883 of the U.S. Internal Revenue Code of 1986, as amended, for an exemption from United States federal income tax on substantially all of our shipping income. This exemption may not be available, or may subsequently be lost, if 50% or more of our stock is owned, for more than half the number of days during the taxable year, by persons in the United States. We cannot assure you that the ownership of our stock will permit us to qualify for the Section 883 exemption. If we do not qualify for an exemption pursuant to Section 883, we will be subject to United States federal income tax, likely imposed on a gross basis at 4%, on our United States source shipping income, which constitutes not more than 50% of our gross shipping income. In such a case, our net income and cash flow will be reduced by the amount of such tax.

If we acquire a business that charters vessels on the spot market or vessels that will be employed in the spot market, it may increase our risk of doing business following the business combination.

     We may complete a business combination with target business that involves the chartering of vessels on a spot charter basis, either on voyage charters or short-term time charters of less than 12 months' duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. Although our focus on the spot charter market may enable us to benefit from strengthening industry conditions should they occur, to do so we may be required to consistently procure spot charter business. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

     In addition, our dependence on the spot charter market may result in lower utilization of our vessels and consequently decreased profitability. We cannot assure you that rates in the spot charter market will not decline, that charters in the spot charter market will continue to be available or that our dependence on the spot charter market will not result in generally lower overall utilization or decreased profitability, the occurrence of any of which events could affect our ability to service our debt during these periods.

If we obtain vessels that are second-hand or of an older nature, it could increase our costs and decrease our profitability.

     We believe that competition for employment of second-hand vessels may be intense in the dry cargo market. Additionally, second-hand vessels may carry no warranties from sellers with respect to their condition as compared to warranties from shipyards available for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any second-hand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

     While it is our present intention to sell or retire our vessels before they are considered older vessels, under current shipping standards, in those instances where we continue to own and operate a vessel for a longer period, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any of our vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

Because certain financial information may be required to be provided to our stockholders in connection with a proposed business combination, prospective target businesses or vessels may be limited.

     In order to seek stockholder approval of a business combination with an operating business in the shipping industry, the proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the United States Public Company Accounting Oversight Board. Alternatively, in order to seek stockholder approval of a business combination with one or more vessels, such vessels may be required to provide certain other financial information as may be called for by applicable law. To the extent that the required financial statements or other financial information cannot be prepared or obtained, we will not be able to complete a business combination with such entities. Accordingly, these financial information requirements may limit the pool of potential target businesses that we may acquire.

Use of Proceeds

     We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-	Over-Allotment
	Allotment Option	Option Exercised

Gross proceeds	$114,000,000.00	$131,100,000.00

Offering expenses(1)
Underwriting discount (6% of gross proceeds)	6,840,000.00	7,866,000.00
Underwriting non-accountable expense allowance
(1.5% of gross proceeds)	1,710,000.00	1,710,000.00
Legal fees and expenses (including blue sky services
and expenses)	200,000.00	200,000.00
Miscellaneous expenses	52,441.89	52,441.89
Printing and engraving expenses	60,000.00	60,000.00
Accounting fees and expenses	27,000.00	27,000.00
SEC registration fee	43,283.60	43,283.60
NASD registration fee	37,274.51	37,274.51

Net proceeds
Held in trust	103,880,000.00	119,954,000.00
Not held in trust	1,150,000.00	1,150,000.00

Total net proceeds	$105,030,000.00	$121,104,000.00

Use of net proceeds not held in trust(2)
Legal, accounting and other expenses attendant to
the due diligence investigations, structuring and
negotiation of a business combination	$300,000	(26.1	% )
Due diligence of prospective target businesses	300,000	(26.1	% )
Payment of administrative fee to Manhattan Group
Partners, LLC ($7,500 per month for two years)	180,000	(15.7	% )
Legal and accounting fees relating to SEC reporting
obligations	40,000	(3.5	% )
Working capital to cover miscellaneous expenses,
D&O insurance, taxes and reserves	330,000	(28.6	% )

Total	1,150,000	(100.00%)

(1)	A portion of the offering expenses have been paid from the funds we received from Messrs. Galinas, Livanos, Josefsson and Kyprios described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	The amount of proceeds not held in trust will remain constant at $1,150,000 even if the over-allotment is exercised.

     $103,880,000, or $119,954,000 if the over-allotment option is exercised in full, of net proceeds will be placed in a trust account at Smith Barney, a division of Citigroup Global Markets, Inc. maintained by Continental Stock Transfer & Trust Company, New York, New

York, as trustee. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

     The payment to Manhattan Group Partners, LLC, an affiliate of Messrs. Galinas, Livanos, Josefsson and Kyprios, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Manhattan Group Partners, LLC for our benefit and is not intended to provide our directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Manhattan Group Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

     Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $1,150,000. We intend to use the excess working capital (approximately $330,000) for director and officer liability insurance premiums (approximately $80,000), with the balance of $250,000 being held in reserve for tax payments and in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

     To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

     Messrs. Galinas, Livanos, Josefsson and Kyprios have advanced to us a total of $220,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and audit fees and expenses. The loans will be payable without interest on the earlier of July 1, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

     We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

     Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Manhattan Group Partners, LLC the fee described above. Other than the $7,500 per month administrative fee, no compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to or in connection with the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

     A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dilution

     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

     At June 30, 2005, our net tangible book value was a deficiency of $(109,384), or approximately ($0.03) per share of common stock. After giving effect to the sale of 19,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2005 would have been $84,289,461 or $4.22 per share, representing an immediate increase in net tangible book value of $4.25 per share to the existing stockholders and an immediate dilution of $1.78 per share or 30% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $20,764,213 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(0.03)
Increase attributable to new investors	4.25
Pro forma net tangible book value after this offering		4.22
Dilution to new investors		$1.78

     The following table sets forth information with respect to our existing stockholders and the new investors:

					Average
	Shares Purchased		Total Consideration		Price

	Number	Percentage	Amount	Percentage	Per Share

Existing stockholders	4,750,000	20.0%	$25,000	0.02%	$0.005
New investors	19,000,000	80.0%	$114,000,000	99.98%	$6.00

	23,750,000	100.0%	$114,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(109,384)
Proceeds from this offering	105,030,000
Offering costs paid in advance and excluded
from net tangible book value before this offering	133,058
Less: Proceeds held in trust subject to conversion to
cash ($103,880,000 x 19.99%)	$(20,764,213)

$84,289,461
Denominator:
Shares of common stock outstanding prior to this offering	4,750,000
Shares of common stock included in the units offered	19,000,000
Less: Shares subject to conversion (19,000,000 x 19.99%)	(3,798,100)

19,951,900

Capitalization

     The following table sets forth our capitalization at June 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	June 30, 2005

		As
	Actual	Adjusted

Common stock, $.0001 par value, 0 and 3,798,100	$0	$20,764,213
shares that are subject to possible conversion at
conversion value
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares
authorized; none issued or outstanding	0	0
Common stock, $.0001 par value, 75,000,000 shares
authorized; 4,750,000 shares issued and
outstanding, actual; 23,750,000 shares issued and
outstanding, as adjusted	475	2,375

Additional paid-in capital	24,525	84,288,412

Deficit accumulated during the development stage .	(1,326)	(1,326)

Total stockholders’ equity:	23,674	84,289,461

Total capitalization	$23,674	$105,053,674

     If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

Management’s Discussion and Analysis
of Financial Condition and Results of Operations

     We were formed on May 12, 2005 to serve as a vehicle for the acquisition of one or more vessels or an operating business in the shipping industry. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  may significantly reduce the equity interest of our stockholders;
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;
  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
  may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

     We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $2,130,000, including $1,710,000 representing the underwriters’ non-accountable expense allowance of 1.5% of the gross proceeds, and underwriting discounts of approximately $6,840,000, or $7,866,000 if the over-allotment option is exercised in full, will be approximately $105,030,000, or $121,104,000 if the over-allotment option is exercised in full. Of this amount, $103,880,000, or $119,954,000 if the over-allotment option is exercised in full, will be held in trust and the remaining $1,150,000 in either event will not be held in trust. We intend to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that we will incur approximately $300,000 of expenses for the due diligence and investigation of a target business, $300,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to Manhattan Group Partners, LLC ($7,500 per month for two years), $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $330,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $80,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

     We are obligated, commencing on the date of this prospectus, to pay to Manhattan Group Partners, LLC, an affiliate of Messrs. Galinas, Livanos, Josefsson and Kyprios, a monthly fee of $7,500 for general and administrative services.

     As of June 30, 2005, Messrs. Galinas, Livanos, Josefsson and Kyprios have advanced an aggregate of $220,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of July 1, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Proposed Business

Introduction

     We are a blank check company organized under the laws of the State of Delaware on May 12, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, a target business in the shipping industry. To date, our efforts have been limited to organizational activities.

     We believe that the international maritime industry currently presents attractive opportunities for consolidation and growth, particularly in light of current global demand for industrial and energy-based commodities, driven primarily by China, India and the United States. As a consequence, we believe that shipping represents an attractive industry in which to attempt to consummate a business combination. In addition, because we also believe that there are various business opportunities available in the shipping industry, we do not intend to focus on any one strategy, or any one sector of the shipping industry, in connection with seeking to identify a suitable target business with which to effect a business combination.

     The international maritime shipping industry provides a practical and cost-effective means of transporting large volumes of cargoes. This is accomplished predominantly by the dry bulk and tanker shipping sectors, while other related sectors tend to be specialized. The dry bulk shipping sector involves the transportation of dry bulk and general cargoes, including, among other products, coal, minerals, ore, steel products, forest products, agricultural products, construction materials and heavy equipment, machinery and spare parts via dry bulk cargo vessels. The tanker shipping sector involves the transportation of wet products such as crude oil, refined petroleum cargoes and liquid chemicals via different types of tankers. Sectors related to the shipping industry include, without limitation, the operation of vessels such as containerships, liquefied gas carriers, offshore supply and anchor-handling vessels.

     We believe that our ability to successfully consummate a business combination is enhanced by the experience and depth of our team of executive officers and directors. Specifically, our executive officers and directors have extensive experience in shipping-related transactions concerning vessels of all kinds as well as in numerous aspects of the shipping industry, including but not limited to top level and, overall management, operations, chartering, engineering, sales, purchasing and finance. In the course of effecting shipping transactions, our executives and directors have established widespread senior contacts and relationships throughout the shipping industry, worldwide, while working for some of the most prestigious and internationally known companies in the maritime industry, including the Alexander S. Onassis Public Benefit Foundation, the Ceres Hellenic Shipping Enterprises, HSBC, Manufacturers Hanover Trust, Bankers Trust and Credit Suisse First Boston, amongst others. Our executive officers and directors also include individuals with extensive experience in capital markets and mergers & acquisitions, both in the United States and abroad. In addition, all of our officers and directors are citizens or permanent residents of the United States, and as such, most of them have been engaged in business in the United States over the past 20 years and are therefore well versed in United States business customs and practices, including those relating to corporate governance, taxation, legal compliance and public accounting. We intend to leverage the extensive and varied talents, contacts and experience of our officers and directors in connection with our efforts to identify prospective target businesses in the shipping industry with which to consummate a business combination that will be beneficial to all of our stockholders.

Dry Bulk Sector Overview

     Dry bulk vessels are used to transport commodities such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal. The dry bulk sector can be divided into four major vessel categories with reference to size. We may explore acquisitions of either one or more vessels and/or operating companies that are focused on these segments of the dry bulk sector, including:

     Capesize. The largest of the dry bulk carrier vessels, with typical cargo capacity over 80,000 dead weight tons, or dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal. Due to the size of the vessels, there are only a few ports around the world that have the infrastructure to accommodate them. Capesize vessels cannot traverse through the Panama Canal due to their size.

     Panamax. The second largest of the dry bulk vessels, with cargo capacity typically between 60,000 and 80,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal. These vessels typically carry cargoes consisting of coal, grains and fertilizers.

     Handymax. Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt, and are primarily used to transport grains, forest products and fertilizers. These vessels are typically equipped with onboard cranes which allow for the loading and unloading of cargo.

     Handysize. The smallest of the dry bulk carrier vessels with cargo capacity up to 35,000 dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure. Like Handymax vessels, Handysize vessels are also typically equipped with onboard cranes.

Tanker Sector Overview

     The world tanker fleet is divided into two primary categories, crude oil and product tankers. Tanker charterers of wet cargoes will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The four major tanker categories with reference to size are:

     Very Large Crude Carriers, or VLCCs. Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000 dwt that are more than 300 meters in length. The majority of the world’s crude oil is transported via VLCCs.

     Suezmax. Tanker vessels with cargo capacity typically 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.

     Aframax. Tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances mainly in the North Sea and Venezuela. These vessels are able to enter a larger number of ports throughout the world as compared to the larger crude oil tankers.

     Product. Tanker vessels with cargo capacity typically less than 60,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil.

Regulations

     Government regulations

     The ownership and operation of vessels is significantly affected by government regulations, including international conventions, national, state and local laws and regulations in force in the countries in which vessels may operate or are registered.

     A variety of governmental and private entities subject vessels to both scheduled and unscheduled inspections. These entities include the local port authorities (U.S. Coast Guard, harbor master or equivalent), classification societies, flag state administration (country of the vessel’s registry, which is its flag state) and charterers, particularly terminal operators. Certain of these entities require vessel owners to obtain permits, licenses and certificates for the operation of their vessels. Failure to maintain necessary permits or approvals could require a vessel owner to incur substantial costs or temporarily suspend operation of one or more of its vessels.

     We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. In addition, increasing environmental concerns have created a demand for vessels that conform to the stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with United States and international regulations. Because these laws and regulations are frequently changed and may impose increasingly stricter requirements, we cannot predict the ultimate cost of complying with these requirements, or the impact of these requirements on our proposed business.

     Environmental regulations

     The International Maritime Organization (“IMO”) has negotiated international conventions that impose liability for oil pollution in international waters and a signatory's territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention

of Pollution from Ships, which was ratified on May 18, 2004, and which became effective on May 19, 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. Annex VI and new conventions, laws and regulations that may be adopted, in the future, could adversely affect our ability to manage vessels we acquire or operate.

     Under the International Safety Management Code (“ISM Code”), promulgated by the IMO, the party with operational control of a vessel is required to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies.

     The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel's management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by the respective flag state for the vessel, under the ISM Code.

     Noncompliance with the ISM Code and other IMO regulations may subject a ship owner to increased liability, may lead to decreases in available insurance coverage for affected vessels and may result in the denial of access to, or detention in, some ports. For example, the United States Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in ports in the United States and European Union.

     The United States Oil Pollution Act of 1990

     The United States Oil Pollution Act of 1990, or OPA, established an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills. OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its two hundred nautical mile exclusive economic zone.

     Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:

  natural resources damages and the costs of assessment thereof;
  real and personal property damages;
  net loss of taxes, royalties, rents, fees and other lost revenues;

  lost profits or impairment of earning capacity due to property or natural resources damage; and
  net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.

     OPA limits the liability of responsible parties to the greater of $600 per gross ton or $500,000 per dry bulk vessel that is over 300 gross tons (subject to possible adjustment for inflation). These limits of liability do not apply, however, if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

     OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA. In December 1994, the U.S. Coast Guard implemented regulations requiring evidence of financial responsibility in the amount of $1,500 per gross ton, which includes the OPA limitation on liability of $1,200 per gross ton and the United States Comprehensive Environmental Response, Compensation, and Liability Act liability limit of $300 per gross ton. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA.

     The United States Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses.

     The United States Coast Guard’s financial responsibility regulations may also be satisfied by evidence of surety bond, guaranty or by self-insurance. Under the self-insurance provisions, the vessel owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility.

     OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. Some states which have enacted such legislation have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws.

     Other Environmental Initiatives

     The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.

     Although the United States is not a party thereto, many countries have ratified and follow the liability scheme adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage, 1969, as amended, or the CLC, and the Convention for the Establishment of an International Fund for Oil Pollution of 1971, as amended. Under these conventions, a vessel’s registered owner is strictly liable for pollution damage caused on the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Many of the countries that have ratified the CLC have increased the liability limits through a 1992 Protocol to the CLC. The liability limits in the countries that have ratified this Protocol are currently approximately $4 million plus approximately $566 per gross registered ton above 5,000 gross tons with an approximate maximum of $80.5 million per vessel, with the exact amount tied to a unit of account which varies according to a basket of currencies. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault or privity and, under the 1992 Protocol, where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to contracting states must provide evidence of insurance covering the limited liability of the owner. In jurisdictions where the CLC has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to the CLC.

     Security regulations

     Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002 (“MTSA”) came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea (“SOLAS”) created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004 and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security (“ISPS”) Code. Among the various requirements are:

  on-board installation of automatic information systems, or AIS, to enhance vessel-to- vessel and vessel-to-shore communications;
  on-board installation of ship security alert systems;

  the development of vessel security plans; and
  compliance with flag state security certification requirements.

     The United States Coast Guard regulations, intended to align with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate (“ISSC”) that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

     Inspection by Classification Societies

     Every seagoing vessel must be “classed” by a classification society. The classification society certifies that the vessel is “in class,” signifying that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel's country of registry, or flag state, and the international conventions of which that flag state is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned.

     The classification society also undertakes on request other surveys and checks that are required by regulations and requirements of the flag state. These surveys are subject to agreements made in each individual case or to the regulations of the country concerned.

     For maintenance of the class, regular and extraordinary surveys of hull, machinery, including the electrical plant, and any special equipment classed are required to be performed as follows:

     Annual Surveys: For seagoing ships, annual surveys are conducted for the hull and the machinery, including the electrical plant, and where applicable for special equipment classed, at intervals of 12 months from the date of commencement of the class period indicated in the certificate.

     Intermediate Surveys: Extended annual surveys are referred to as intermediate surveys and typically are conducted two and one-half years after commissioning and each subsequent class renewal.

     Class Renewal Surveys: Class renewal surveys, also known as special surveys, are carried out for the ship's hull, machinery, including the electrical plant, and for any special equipment classed, at the intervals indicated by the character of classification for the hull. At the special survey, the vessel is thoroughly examined, including audio-gauging to determine the thickness of the steel structures. Should the thickness be found to be less than class requirements, the classification society would prescribe steel renewals. The classification society may grant a one-year grace period for completion of the special survey. Substantial amounts of money may have to be spent for steel renewals to pass a special survey if the vessel experiences excessive wear and tear. In lieu of the special survey every four or five years, depending on whether a grace period was granted, a ship owner may have the option of arranging with the classification society for the vessel's hull or machinery to be on a continuous survey cycle, in which every part of the vessel would be surveyed within a five-year cycle.

     At an owner’s application, the surveys required for class renewal may be split according to an agreed schedule to extend over the entire period of class. This process is referred to as continuous class renewal.

     All areas subject to survey as defined by the classification society are required to be surveyed at least once per class period, unless shorter intervals between surveys are prescribed elsewhere. The period between two subsequent surveys of each area must not exceed five years.

     Most vessels are also dry-docked at intervals of approximately 30 months for inspection of the underwater parts and for repairs related to inspections. The classification society’s surveyor will issue a “recommendation” stating any defects fund to effect the vessel, which must be rectified by the ship owning company within prescribed time limits.

     Most insurance underwriters make it a condition for insurance coverage that a vessel be certified as “in class” by a classification society which is a member of the International Association of Classification Societies. All new and second-hand vessels that we will purchase will be certified to be “in class” prior to their physical delivery to us. We do not intend to take delivery of vessel’s not certified as being “in class” on the date of delivery.

Effecting a business combination

     General

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

     We have not identified a target business

     To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination on favorable terms.

     Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the transaction, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

     Sources of target business

     While we have not yet identified any candidates for a business combination, we believe that there are numerous candidates in the shipping industry that we intend to target. We anticipate that target businesses will be brought to our attention from various unaffiliated sources, including the maritime industry, ship brokers, investment bankers, venture capital funds, private equity funds, hedge funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target candidates that they become aware of through their business contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finders fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders or any entity with which they are affiliated be paid any finders fee, consulting fee or other compensation prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

     Subject to the requirement that our initial business combination must be with a target business having a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting prospective target businesses. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

  the condition of the vessel or vessels;
  financial condition and results of operation;
  growth potential;
  experience and skill of management and availability of additional personnel;
  capital requirements;
  competitive position;
  barriers to entry;
  regulatory environment of the industry; and
  costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. We will also seek to have all prospective businesses or owners of vessels execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

     Fair market value of target business

     The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust fund subject to the conversion rights described below, although we may acquire a target business whose fair market value significantly far exceeds 80% of our net assets. To accomplish this, we may seek to raise additional funds through a first mortgage financing or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination. The fair market value of such target business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

     Possible Lack of business diversification

     Our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses or vessels. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses and/or vessels and such businesses or vessels are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or vessel is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

     Limited ability to evaluate the target business’ management

     Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the company’s business operation following a business combination cannot presently be stated with any certainty. While it is possible that Messrs. Galinas, Livanos and Josefsson will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

     Opportunity for stockholder approval of business combination

     Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

     In connection with the vote required for any business combination, all of our existing stockholders have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

     Conversion rights

     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or after market. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be approximately $5.467 or $0.543 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants that still hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.

     Liquidation if no business combination

     If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

     If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $5.467 or $0.543 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $5.467, plus interest, due to claims of creditors. Messrs. Galinas, Livanos, Josefsson and Kyprios have severally agreed, pursuant to agreements with us and Ladenburg Thalmann that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

     If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

     Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

     In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 20 blank check companies with more than $650 million in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
  our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
  our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

     If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

     We maintain our principal executive offices at 645 Fifth Avenue, New York, New York. The cost for this space is included in the $7,500 per-month fee Manhattan Group Partners, LLC will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and Manhattan Group Partners, LLC. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Manhattan Group Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

     We have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we presently expect each of Messrs. Galinas, Livanos and Josefsson to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

     We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

     We will not acquire an operating business in the shipping industry if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire a vessel or vessels if the financial information called for by applicable law cannot be obtained for such vessels. Our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Comparison to offerings of blank check companies

     The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$103,880,000 of the net offering	$94,905,000 of the offering proceeds
	proceeds will be deposited into a trust	would be required to be deposited into
	account at Smith Barney, a division	either an escrow account with an
	of Citigroup Global Markets, Inc.,	insured depositary institution or in a
	maintained by Continental Stock	separate bank account established by a
	Transfer & Trust Company, acting as	broker-dealer in which the broker-
	trustee.	dealer acts as trustee for persons having
the beneficial interests in the account.

Investment of net proceeds	The $103,880,000 of net offering	Proceeds could be invested only in
	proceeds held in trust will only be	specified securities such as a money
	invested in United States	market fund meeting conditions of the
	“government securities” within the	Investment Company Act of 1940 or in
	meaning of Section 2(a)(16) of the	securities that are direct obligations of,
	Investment Company Act of 1940	or obligations guaranteed as to
	with a maturity of 180 days or less,	principal or interest by, the United
	or in money market funds meeting	States.
certain conditions under Rule 2a-7
promulgated under the Investment
Company Act of 1940.
Limitation on Fair Value or Net
Assets of Target Business	The initial target business that we	We would be restricted from acquiring
	acquire must have a fair market value	a target business unless the fair value of
	equal to at least 80% of our net assets	such business or net assets to be
	at the time of such acquisition.	acquired represent at least 80% of the
maximum offering proceeds.

Trading of securities issued	The units may commence trading on	No trading of the units or the
	or promptly after the date of this	underlying common stock and
	prospectus. The common stock and	warrants would be permitted until the
	warrants comprising the units will	completion of a business combination.
	begin to trade separately on the 90th	During this period, the securities would
	day after the date of this prospectus	be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

unless Ladenburg Thalmann informs
us of its decision to allow earlier
separate trading (based upon its
assessment of the relative strengths of
the securities markets and small
capitalization companies in general,
and the trading pattern of, and demand
for, our securities in particular),
provided we have filed with the SEC a
Current Report on Form 8-K, which
includes an audited balance sheet
reflecting our receipt of the proceeds
of this offering, including any
proceeds we receive from the exercise
of the over-allotment option, if such
option is exercised prior to the filing
of the Form 8-K.

Exercise of the warrants	The warrants cannot be exercised until	The warrants could be exercised prior
	the later of the completion of a	to the completion of a business
	business combination and one year	combination, but securities received
	from the date of this prospectus and,	and cash paid in connection with the
	accordingly, will be exercised only	exercise would be deposited in the
	after the trust fund has been	escrow or trust account.
terminated and distributed.

Election to remain an investor	We will give our stockholders the	A prospectus containing information
	opportunity to vote on the business	required by the SEC would be sent to
	combination. In connection with	each investor. Each investor would be
	seeking stockholder approval, we will	given the opportunity to notify the
	send each stockholder a proxy	company, in writing, within a period of
	statement containing information	no less than 20 business days and no
	required by the SEC. A stockholder	more than 45 business days from the
	following the procedures described in	effective date of the post-effective
	this prospectus is given the right to	amendment, to decide whether he or
	convert his or her shares into his or	she elects to remain a stockholder of
	her pro rata share of the trust account.	the company or require the return of his
	However, a stockholder who does not	or her investment. If the company has
	follow these procedures or a	not received the notification by the end
	stockholder who does not take any	of the 45th business day, funds and
	action would not be entitled to the	interest or dividends, if any, held in the
	return of any funds.	trust or escrow account would
automatically be returned to the
stockholder. Unless a sufficient
number of investors elect to remain
investors, all of the deposited funds in
the escrow account must be returned to
all investors and none of the securities
will be issued.

Business combination deadline	A business combination must occur	If an acquisition has not been
	within 18 months after the	consummated within 18 months after
	consummation of this offering or	the effective date of the initial

	Terms of Our Offering	Terms Under a Rule 419 Offering

	within 24 months after the	registration statement, funds held in the
	consummation of this offering if a	trust or escrow account would be
	letter of intent or definitive agreement	returned to investors.
relating to a prospective business
combination was entered into prior to
the end of the 18-month period.

Release of funds	The proceeds held in the trust account	The proceeds held in the escrow
	will not be released until the earlier of	account would not be released until the
	the completion of a business	earlier of the completion of a business
	combination and our liquidation upon	combination or the failure to effect a
	failure to effect a business	business combination within the
	combination within the allotted time.	allotted time.

Management

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
		Chairman of the Board, Chief
Xenophon (Xen) A. Galinas	49	Executive Officer and Secretary
Vassilios (Bill) M. Livanos	57	President and Director
Carl H. Josefsson	50	Chief Financial Officer
Emanuel Kyprios	62	Director
Marc A. Weisman	52	Director
Paul S. Rapello	40	Director

     We believe our officers and directors bring together distinct and important qualifications not only in the shipping industry but also more broadly with senior overall corporate management credentials.

     Specifically:
  Our executive officers and directors have attained senior level executive status in their respective businesses, prior to joining our company. Such senior executive status coupled with the fact that they have worked for internationally known organizations has resulted in the forging of relationships with commercial and investment banks, independent private vessel owners, public- and government- owned shipping companies, international charterers in the dry, oil, and container shipping trades and operators of vessels at the highest executive and overall decision making levels.
  Our executives and directors have extensive experience in negotiating and structuring shipping-related transactions involving vessels of all kinds.
  Our executives and directors have expertise and knowledge in most aspects of the shipping business including finance, operations, chartering, sales and purchase, and engineering.
  Our executives and directors, as leaders of business organizations, have recruited and hired professional managers for most corporate shipping department positions and we believe they are capable of attracting talented individuals.
  Our officers and directors are citizens and/or permanent residents of the United States. Most of them lived in the United States while managing at senior executive levels, United States based businesses and therefore are experienced with United States practices of corporate governance, reporting, taxation, accounting.

     Xenophon (Xen) A. Galinas has served as our chairman of the board, chief executive officer and secretary since our inception. Mr. Galinas is a permanent resident of the United States. He has served in senior executive management positions of United States based corporations engaged in activities in the shipping and real estate industries for over 20 years. In March 2004, Mr. Galinas co-founded Manhattan Maritime LLC, recently renamed to Manhattan Group Partners, LLC, a financial services and asset management firm with a dedicated focus in the shipping industry, and has served as its executive vice president and director since such time. From 1998 until 2004, Mr. Galinas served as president and director of ASA Holdings, Inc., subsequently renamed to Pacific Millennium N.A., a company with investments in international bulk shipping. From 1990 to 1998, Mr. Galinas served as the president of Olympic Towers Associates and was a member of the board of directors of Williston S.A., both of which are subsidiaries of The Alexander S. Onassis Public Benefit Foundation (for business activities referred to as the “Onassis Group”), where he oversaw real estate operations for, and had senior executive supervision of, the Onassis Group’s activities in the United States. From 1986 to 1990, Mr. Galinas served as executive vice president of Central American Steamship, Inc., the Onassis Group’s subsidiary for United States shipping operations with non-US flag vessels. From 1985 to 1986 Mr. Galinas was the president and a director of Benzopetrol S.A. in Athens, Greece, a family-owned business in oil trading, gas and petrol retailing, land and coastal vessel transportation, and the exclusive transportation partner of British Petroleum/Greece. During his tenure as president of Benzopetrol S.A., Mr. Galinas effected the sale of the company to interests related to British Petroleum/Greece. Mr. Galinas began his career in ship building operations with the General Dynamics Corporation at its Quincy, Massachusetts shipyard where he supervised commercial and U.S. Navy shipbuilding projects. Mr. Galinas received a B.S. from the University of Surrey, England, a M.S. in Marine Engineering from the University of Michigan, and a M.B.A. in Finance from New York University.

     Vassilios (Bill) M. Livanos has served as our president and as a member of our board of directors since our inception. Mr. Livanos was born and lives in the United States. He has served in senior executive management positions of United States based corporations engaged in the shipping industry for over 25 years. In March 2004, Mr. Livanos co-founded Manhattan Group Partners LLC and has served as its president and director since such time. From May 2002 through July 2004, Mr. Livanos served as president of Marquest, Inc., a shipping consulting company he founded. From July 1998 to May 2002, Mr. Livanos served as chief executive officer of Millenium Seacarriers, Inc., a United States-based shipping company that he founded and that owned and operated a fleet of up to 22 bulk carriers. During this time, Mr. Livanos also helped Millennium Seacarriers to launch Maritime Direct.Com, an internet based maritime information and e-commerce site. On January 15, 2002, Millenium Seacarriers filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York seeking reorganization relief under the provisions of Chapter 11 of the United States Bankruptcy Code. In 1992, Mr. Livanos founded Allied Shipping Agencies in New York and served as chief executive officer until July 1998, at which time it was merged into Millennium Seacarriers. From 1985 to 1992, Mr. Livanos served as the chief executive officer of Kedma Ltd., a New York based company that owned and operated a fleet of 20 bulk carriers and tankers. Mr.

Livanos started his career at Ceres Hellenic Shipping Enterprises as director of engineering. Mr. Livanos has also served at various times on several executive committees of the American Bureau of Shipping. Mr. Livanos received both a B.S and a M.S. in Naval Architecture from the Massachusetts Institute of Technology, and a M.B.A. in Management from the Sloan School of Management at the Massachusetts Institute of Technology.

     Carl H. Josefsson has been our chief financial officer since our inception. Mr. Josefsson is a permanent resident of the United States. He has served in senior executive management positions of United States and European based corporations with activities in the financial capital markets for over 20 years. Since May 2005, Mr. Josefsson has been a principal and director of Manhattan Group Partners, LLC. Since 1982, Mr. Josefsson has served in various positions with Skandinaviska Enskilda Banken, the Swedish bank, and its wholly-owned investment banking subsidiaries, Enskilda Securities AB in Stockholm and Enskilda Securities, Inc. in New York. Enskilda Securities, Inc. is a registered broker/dealer, and Mr. Josefsson is currently licensed as a general securities principal and agent. From 1998 through 2001, Mr. Josefsson served as a director of Enskilda Securities AB, and was in charge of senior client relationships for corporate finance. From 2001 through 2004, Mr. Josefsson served as the head of corporate finance and later as the chief executive officer for Enskilda Securities, Inc., during which time he also had senior executive supervision of the M&A Alliance between Enskilda Securities and the New York-based The Blackstone Group. Mr. Josefsson received a B.S.Ec. from the Stockholm School of Economics and a L.L.B. from the University of Stockholm.

     Emanuel Kyprios has served as a member of our board of directors since our inception. Mr. Kyprios was born in the United States and is a U.S. citizen. He has served in various senior executive management positions in both the United States and the United Kingdom with various financial institutions engaged in maritime financing for over 30 years. Since May 2005, Mr. Kyprios has been a principal and director of Manhattan Group Partners, LLC. In 1985, Mr. Kyprios founded OSI Investments, Ltd., a company organized under the laws of the United Kingdom, which specializes in merchant banking for the shipping and offshore industries, and has served as its managing director since its inception. Prior thereto, Mr. Kyprios held the position of vice president and head of shipping and transportation for Marine Midland Bank (HSBC) in New York and vice president of international corporate banking and shipping for Manufacturers Hanover Trust Company. Mr. Kyprios started his career at Bankers Trust Company in New York in the investment and international banking groups. Mr. Kyprios received a BS in Economics from the University of Pennsylvania and a M.B.A. from the Wharton School of Finance and Commerce.

     Marc A. Weisman has served as a member of our board of directors since our inception. Mr. Weisman was born and lives in the United States. He has served in senior executive and ownership positions for United States based enterprises with activities in real estate, finance, capital markets and law for over 20 years. Mr. Weisman has served as a principal of Sagaponack Partners LP, a private equity investment partnership with a focus on small and medium sized companies, since he co-founded it in 1996. Prior to this, Mr. Weisman was a director in the principal transactions group of Credit Suisse First Boston and co-headed the high yield real-estate finance section. From 1988 to 1995, Mr. Weisman was the chief financial officer of the

Adco Group, a privately held company focused on real estate activities and financial services. From 1985 to 1988, Mr. Weisman worked for the investment bank of Oppenheimer & Co, Inc. as its chief financial officer and as the head of its real estate group, and immediately prior thereto he was a partner in the national law firm of Weil, Gotshal & Manges, specializing in taxation. Mr. Weisman received a B.A. and a J.D. from Temple University and received an L.L.M. in taxation from New York University.

     Paul S. Rapello has served as a member of our board of directors since our inception. Mr. Rapello was born and lives in the United States and has served in senior executive positions for United States-based enterprises engaged in finance, capital markets and investments in international shipping and emerging capital markets for over 15 years. In January 2001, Mr. Rapello founded Great Circle Capital LLC, the general partner of The Great Circle Fund LP, a private equity fund dedicated to investing in the marine transportation and infrastructure sector in the emerging markets, and has served as its managing director since that time. From March 1999 to December 2000, he was a managing director of Stanton Capital Corp., a New York-based private equity firm specializing in emerging markets, during which time his responsibilities included the monitoring of Stanton Capital Corp.’s portfolio of investments in emerging markets. From March 1997 through December 1998, he was a member of the Leveraged Finance Group of Credit Suisse First Boston. From January 1993 to March 1997, Mr. Rapello was in the investment banking department of Paine Webber, with a focus on basic industries. Mr. Rapello received a B.A. from Georgetown University and an M.B.A. from Columbia University Graduate School of Business.

     Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Marc A. Weisman, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Emanuel Kyprios and Paul S. Rapello, will expire at the second annual meeting. The term of the third class of directors, consisting of Xenophon Galinas and Bill Livanos, will expire at the third annual meeting.

      These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been or currently is a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

     No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Manhattan Group Partners, LLC, an affiliate of Messrs. Galinas, Livanos, Josefsson and Kyprios, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide such individuals compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing officers, directors, stockholders or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
  Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their stock.
  Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.

     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

     As each of our officers and directors is currently involved in the shipping industry, each has certain pre-existing fiduciary obligations to other entities that may cause him to have conflicts of interest in determining to which entity he presents a specific business opportunity. To the extent that one of our officers or directors identifies a business opportunity that may be suitable for an entity that he has a pre-existing fiduciary obligation to, he may honor his pre-existing fiduciary obligation to this entity. Accordingly, he may not present opportunities to our company that otherwise may be attractive to such entity unless such entity has declined to accept such opportunities.

     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. These existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

     To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

Principal Stockholders

     The following table sets forth information regarding the beneficial ownership of our common stock as of July 1, 2005 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
  each of our officers and directors; and
  all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage
		of Outstanding Common Stock
	Amount and
	Nature of
	Beneficial	Before	After
Name and Address of Beneficial Owner (1)	Ownership	Offering	Offering

Xenophon (Xen) A. Galinas	950,000	20%	4%
Linda C. Livanos (2)	950,000	20%	4%
Carl H. Josefsson	950,000	20%	4%
Sonia Volpi Di Mizzurati(3)	950,000	20%	4%
Marc A. Weisman (4)	273,125	5.75%	1.15%
Paul J. Solit (5)	676,875 (6)	14.25%	2.85%
Vassilios (Bill) M. Livanos	0 (7)	0%	0%
Emanuel Kyprios	0 (8)	0%	0%
Paul S. Rapello	0	0%	0%
All directors and executive officers as a group	4,073,125	85.75%	17.15%
(six individuals)

(1)	Unless otherwise indicated, the business address of each of the individuals is 645 Fifth Avenue, New York, New York 10022.

(2)	The shares are held by Linda C. Livanos, the wife of Vassilios (Bill) M. Livanos. Mr. Livanos disclaims beneficial ownership of the shares of common stock held by Mrs. Livanos.

(3)	The shares are held by Sonia Volpi Di Mizzurati, the wife of Emanuel Kyprios. Mr. Kyprios disclaims beneficial ownership of the shares of common stock held by Ms. Volpi Di Mizzurati.

(4)	The business address of Mr. Weisman is c/o Sagaponack Partners, LP, 645 Fifth Avenue, 8th Floor, New York, New York 10022.

(5)	The business address of Paul J. Solit is c/o Potomac Capital Management Inc., 153 East 53rd Street, 26th Floor, New York, New York 10022.

(6)	Represents (i) 297,825 shares of common stock held by Potomac Capital Partners, LP, (ii) 182,757 shares of common stock held by Potomac Capital International Ltd. and (iii) 196,293 shares of common stock held by Pleiades Investment Partners-R, LP. The business address of each of these entities is c/o Potomac Capital Management Inc., 153 East 53rd Street, 26th Floor, New York, NY 10022. Potomac Capital Partners is a private investment partnership formed under the laws of the State of Delaware. Potomac Capital International Ltd. is an international business company formed under the laws of the British Virgin Islands. Pleiades Investment Partners-R, LP is a private investment partnership formed under the laws of the State of Delaware. Potomac Capital Management Inc. is the Investment Manager of each of these entities. Paul J. Solit is the president and sole owner of Potomac Capital Management Inc. and as such exercises voting and dispositive power over the shares held by each of these entities. Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP may be deemed to be a “group” as defined in Section 13(d) and the rules thereof under the Securities Exchange Act of 1934.

(7)	Mr. Livanos disclaims beneficial ownership of the shares of common stock held by his wife Linda C. Livanos.

(8)	Mr. Kyprios disclaims beneficial ownership of the shares of common stock held by his wife Sonia Volpi Di Mizzurati.

     Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

     All of the shares of common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

  three years following the date of this prospectus;
  our liquidation; and
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

     Messrs. Galinas, Livanos, Josefsson and Kyprios, along with Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP, have agreed with Ladenburg Thalmann that after this offering is completed and within the first six month period after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $2,294,250 of warrants in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Such purchases will be made by Ladenburg Thalmann, or such other broker dealer as Ladenburg Thalmann may assign the order to, in such amounts and at such times as it may determine, in its sole discretion, during the six month period. The warrants may trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann determines that an earlier date is acceptable. In no event will Ladenburg Thalmann allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. We believe that the purchases of warrants by these individuals demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

     Messrs. Galinas, Livanos, Josefsson and Kyprios are our “promoters,” as that term is defined under the Federal securities laws.

Certain Relationships and Related Party Transactions

Prior Share Issuances

     In May 2005, we issued 4,750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.005 share, as follows:

Name	Number of Shares	Relationship to Us

		Chief Executive Officer,
Xenophon (Xen) Galinas	950,000	Secretary and

Name	Number of Shares	Relationship to Us

		Chairman of the Board
		Stockholder and wife of Bill
Linda C. Livanos	950,000	Livanos, President and Director
Carl H. Josefsson	950,000	Chief Financial Officer
		Stockholder and wife of
Sonia Volpi Di Mizzurati	950,000	Emanuel Kyprios, Director
Marc A. Weisman	273,125	Director
Potomac Capital Partners, LP	297,825	Stockholder
Potomac Capital International Ltd.	182,757	Stockholder
Pleiades Investment Partners-R, LP	196,293	Stockholder

     The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

     Messrs. Galinas, Livanos, Josefsson and Kyprios, along with Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP, have agreed with Ladenburg Thalmann that after this offering is completed and within the first six month period after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $2,294,250 of warrants in the public marketplace at prices not to exceed $0.70 per warrant. In the event we call the warrants for redemption, we have agreed that any warrants purchased by such individuals will be exercisable by them on a cashless basis.

     Manhattan Group Partners, LLC, an affiliate of Messrs. Galinas, Livanos, Josefsson and Kyprios, has agreed that, commencing on the effective date of this prospectus through the closing of the business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Manhattan Group Partners, LLC $7,500 per month for these services. Each of Xenophon (Xen) A. Galinas, Vassilios (Bill) M. Livanos, Carl H. Josefsson and Emanuel Kyprios is a principal and director of Manhattan Group Partners, LLC. Accordingly, each will benefit from the transaction to the extent of his interest in Manhattan Group Partners, LLC. However, this arrangement is solely for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Manhattan Group Partners, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

     Messrs. Galinas, Livanos, Josefsson and Kyprios have advanced an aggregate of $220,000 to us as of the date of this prospectus to cover expenses related to this offering. The loans will be payable without interest on the earlier of July 1, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

     We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

     Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

     All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Description of Securities
General

     We are authorized to issue 75,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 4,750,000 shares of common stock are outstanding, held by eight stockholders of record. No shares of preferred stock are currently outstanding.

Units

     Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ladenburg Thalmann informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if Ladenburg Thalmann has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common stock

     Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

     We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

     Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

     If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

     Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. No shares of preferred stock are being issued or registered in this offering. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

     No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  the completion of a business combination; and
  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

     We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option), with the prior consent of Ladenburg Thalmann,

  in whole and not in part,
  at a price of $.01 per warrant at any time after the warrants become exercisable, upon not less than 30 days’ prior written notice of redemption to each warrant holder, and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

Messrs. Galinas, Livanos, Josefsson and Kyprios, along with Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP, have agreed with Ladenburg Thalmann that after this offering is completed and within the first six month period after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $2,294,250 of warrants in the public marketplace at prices not to exceed $0.70 per warrant. In the event we call the warrants for redemption, we have agreed that any warrants purchased by such individuals will be exercisable by them on a cashless basis.

     The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

     Since we may redeem the warrants only with the prior written consent of Ladenburg Thalmann and Ladenburg Thalmann may hold warrants subject to redemption, Ladenburg Thalmann may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Ladenburg Thalmann will consent to such redemption if it is not in its best interest, even if such redemption is in our best interest.

     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

     We have agreed to sell to Ladenburg Thalmann, the representative of the underwriters an option to purchase up to a total of 950,000 units at $6.60 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in this offering).

Dividends

     We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

     Immediately after this offering, we will have 23,750,000 shares of common stock outstanding, or 26,600,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 19,000,000 shares sold in this offering, or 21,850,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to May 12, 2006. Notwithstanding this restriction, all of those 4,750,000 shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date, subject to certain limited exceptions, such as our liquidation following a business combination or a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.

     Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding, which will equal 237,500 shares immediately after this offering (or 266,000 if the over-allotment option is exercised in full); and
  if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

     Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     SEC Position on Rule 144 Sales

     The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

     Registration Rights

     The holders of our 4,750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

     In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Ladenburg Thalmann is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Ladenburg Thalmann & Co. Inc

Total

     A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

     We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

     If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

     Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the date of this prospectus, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

  Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

  Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

     Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

  Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Puerto Rico, South Dakota, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

     However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state's registration requirements:

  immediately in Delaware, the District of Columbia, Illinois, Kentucky, Maryland and Rhode Island;
  commencing 90 days after the date of this prospectus in Iowa and New Mexico; and
  commencing 180 days from the date of this prospectus in Massachusetts.

     Idaho has informed us that it does not permit the resale in their states of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

Pricing of Securities

     We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

     Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  the history and prospects of companies whose principal business is the acquisition of other companies;
  prior offerings of those companies;
  our prospects for acquiring an operating business at attractive values;
  our capital structure;
  an assessment of our management and their experience in identifying operating companies;
  general conditions of the securities markets at the time of the offering; and
  other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

     We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 2,850,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

     The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per unit	Without option	With option

Public offering price	$6.00	$114,000,000	$131,100,000
Discount	$0.36	$6,840,000	$7,866,000
Non-accountable Expense
Allowance(1)	$0.09	$1,710,000	$1,710,000
Proceeds before expenses(2)	$5.55	$105,450,000	$121,524,000

(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(2)	The offering expenses are estimated at $420,000.

Purchase Option

     We have agreed to sell to the representative, for $100, an option to purchase up to a total of 950,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $6.60 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 950,000 units, the 950,000 shares of common stock and the 1,900,000 warrants underlying such units, and the 1,900,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fee

     We have engaged Ladenburg Thalmann, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

  the market price of the underlying shares of common stock is lower than the exercise price;
  the holder of the warrants has not confirmed in writing that the underwriters solicited her exercise;
  the warrants are held in a discretionary account;
  the warrants are exercised in an unsolicited transaction; or
  the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $6.00.
  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over- allotment option.
  Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

     Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

     We have granted the representative the right to have an observer present at all meetings of our board of directors for a period of three years from the date of this prospectus. The observer will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representative has not named an observer as of the date of this prospectus.

     Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

     We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

     The validity of the securities offered in this prospectus is being passed upon for us by Zukerman Gore & Brandeis, LLP, New York, New York. Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York is acting as counsel for us relating to maritime law. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

     The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

Where You Can Find Additional Information

     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Manhattan Maritime Enterprises, Inc.
(a development stage enterprise)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Financial statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Stockholders’ Equity	F-5
Statement of Cash Flows	F-6

Summary of Significant Accounting Policies	F-7

Notes to Financial Statements	F-8 – F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Manhattan Maritime Enterprises, Inc.

We have audited the accompanying balance sheet of Manhattan Maritime Enterprises, Inc. (a corporation in the development stage) as of June 30, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from May 12, 2005 (inception) to June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manhattan Maritime Enterprises, Inc. as of June 30, 2005, and the results of its operations and its cash flows for the period from May 12, 2005 (inception) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Manhattan Maritime Enterprises, Inc. will continue as a going concern. The Company has no present revenue, its business plan is dependent upon completion of a financing and the Company’s cash and working capital as of June 30, 2005 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
BDO Seidman, LLP New York, New York June 30, 2005

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Balance Sheet

June 30, 2005

ASSETS
Current assets – Cash	$110,616

Deferred registration costs (Note 3)	133,058

Total assets	$243,674

LIABILITIES AND STOCKHOLDERS’ EQUITY

Long term liabilities - Notes payable (Note 4)	$220,000

Commitment (Note 5)
Stockholders’ equity (Notes 1, 2 and 6)
Preferred stock, $.0001 par value;
Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value;
Authorized 75,000,000 shares;
Issued and outstanding 4,750,000 shares	475
Additional paid-in capital	24,525
Deficit accumulated during the development stage	(1,326)

Total stockholders’ equity	23,674

Total liabilities and stockholders’ equity	$243,674

See Notes to Financial Statements.

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Statement of Operations

For the period May 12, 2005 (inception) to June 30, 2005

Formation and operating costs	$(1,326)

Net loss	$(1,326)

Weighted average shares outstanding	4,750,000

Basic and diluted net loss per share	$(0.00)

See Notes to Financial Statements.

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Statement of Changes in Stockholders’ Equity

For the period May 12, 2005 (inception) to June 30, 2005

				Deficit
	Common Stock			Accumulated
			Addition paid-in	During the
	Shares	Amount	capital	Development Stage	Stockholders’ Equity

Common shares issued to initial stockholders	4,750,000	$475	$24,525	$—	$25,000
Net loss for the period	—	—	—	(1,326)	(1,326)

Balance at June 30 2005	4,750,000	$475	$24,525	$(1,326)	$23,674

			See Notes to Financial Statements

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Summary of Cash Flows

For the period May 12, 2005 (inception) to June 30, 2005

Cash flow from operating activities
Net loss	$(1,326)

Net cash used in operating activities	(1,326)

Cash flows from financing activities
Proceeds from notes payable	220,000
Proceeds from issuance of common stock to initial stockholders	25,000
Payments of deferred registration costs	(133,058)

Net cash provided by financing activities	111,942

Net increase in cash and cash at end of period	$110,616

See Notes to Financial Statements

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Summary of Significant
Accounting Policies

Income taxes	The Company follows Statement of Financial Accounting Standards No. 109(“SFAS No. 109”), “Accounting for Income Taxes” which is an asset and liability approach that requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The Company has a net operating loss carryforward of approximately $1,326 available to reduce any future income taxes. The tax benefit of this loss, approximately $450, has been fully offset by a valuation allowance due to the uncertainty of its realization.

Net loss per share	Net loss per share is computed on the basis of the weighted average number of common shares outstanding during the period.

Use of estimates	The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the report amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Notes to Financial Statements

1. Organization, Business Operations

Manhattan Maritime Enterprises, Inc. (the “Company”) was incorporated in Delaware on May 12, 2005 as a blank check company whose objective is to acquire one or more vessels or an operating business in the shipping industry. The Company’s initial stockholders purchased 4,750,000 shares of common stock, $.0001 par value, for $25,000 on June 27, 2005.

At June 30, 2005, the Company had not yet commenced any operations. All activity through June 30, 2005 relates to the Company’s formation and the proposed public offering described below.

The Company has selected December 31 as its fiscal year-end. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 19,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with (or an acquisition of) one or more vessels or an operating business in the shipping industry (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $5.467 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Notes to Financial Statements

or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Messrs. Galinas, Livanos, Josefsson and Kyprios, certain officers and directors of the company, have severally agreed that they will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including certain of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 4,750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

Manhattan Maritime Enterprises, Inc.
(a corporation in the development stage)

Notes to Financial Statements

Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

2. Proposed Public Offering	The Proposed Offering calls for the Company to offer for public sale up to 19,000,000 Units at a proposed offering price of $6.00 per Unit (plus up to an additional 2,850,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, upon prior consent of Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the Proposed Offering (“Ladenburg” or “Representative”), at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6% of the gross proceeds of the Proposed Offering and

Manhattan Maritime Enterprises, Inc. (a corporation in the development stage)

Notes to Financial Statements

a non-accountable expense allowance of 1.5% of the gross proceeds of the Proposed Offering. The Company will also issue an option, for $100, to Ladenburg to purchase 950,000 Units at an exercise price of $6.60 per Unit. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the option without the payment of any cash. The Warrants underlying such Units will be exercisable at $6.25 per share.

3. Deferred Registration Costs	Deferred registration costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

4. Notes Payable	The Company has issued an aggregate of $220,000 unsecured promissory notes to Messrs. Galinas, Livanos, Josefsson and Kyprios, certain officers and directors of the company, as of June 30, 2005. The notes are non-interest bearing and are payable on the earlier of July 1, 2006 or the consummation of the Proposed Offering.

5. Commitment

The Company presently occupies office space provided by an affiliate of certain of the Company’s officers and directors. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements dated June 30, 2005 with the Company and the Representative, the Initial Stockholders have

Manhattan Maritime Enterprises, Inc. (a corporation in the development stage)

Notes to Financial Statements

waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Certain of the Initial Stockholders, officers and directors of the Company have agreed with the Representative that, after consummation of the Proposed Offering and within the first six-month period after separate trading of the Warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to $2,294,250 of Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering described above in Note 2.

6. Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

     Until _______________ , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$114,000,000

Manhattan Maritime Enterprises, Inc.
19,000,000 Units
PROSPECTUS

Ladenburg Thalmann & Co. Inc.

__________ __, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	43,283.60
NASD filing fee	37,274.51
Accounting fees and expenses	27,000.00
Printing and engraving expenses	60,000.00
Directors & Officers liability insurance premiums	80,000.00	(2)
Legal fees and expenses	150,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	51,441.89	(3)

Total	$500,000.00

(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

     Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     “Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Paragraph B of Article Eighth of our certificate of incorporation provides:

      “The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

     (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Xenophon (Xen) A. Galinas	950,000
Linda C. Livanos	950,000
Carl H. Josefsson	950,000
Sonia Volpi Di Mizzurati	950,000
Marc A. Weisman	273,125
Potomac Capital Partners, LP	297,825
Potomac Capital International Ltd.	182,757
Pleiades Investment Partners-R, LP	196,293

      Such shares were issued on June 27, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.005 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

     (a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

1.2	Form of Selected Dealers Agreement.

3.1	Amended and Restated Certificate of Incorporation.

*3.2	By-laws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Unit Purchase Option to be granted to Representative.

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust

Company and the Registrant.

* 5.1	Opinion of Zukerman Gore & Brandeis, LLP.

10.1	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Xenophon A. Galinas.

10.2	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Vassilios M. Livanos.

10.3	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Carl H. Josefsson.

10.4	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Emanuel Kyprios.

10.5	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Sonia Volpi Di Mizzurati.

10.6	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Linda C. Livanos.

10.7	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Marc A. Weisman.

10.8	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Paul S. Rapello

10.9	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Potomac Capital Partners, L.P.

10.10	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Potomac Capital International Ltd.

10.11	Letter Agreement among the Registrant, Ladenburg Thalmann & Co. Inc. and
Pleiades Investment Partners-R, LP

10.12	Form of Investment Management Trust Agreement between Continental Stock
Transfer & Trust Company and the Registrant.

10.13	Form of Stock Escrow Agreement between the Registrant, Continental Stock
Transfer & Trust Company and the Initial Stockholders.

10.14	Form of Letter Agreement between Manhattan Group Company LLC and
Registrant regarding administrative support.

10.15	Form of Promissory Note issued to each of Xenophon A. Galinas,
Vassilios M. Livanos, Carl H. Josefsson and Emanuel Kyprios.

10.16	Form of Registration Rights Agreement among the Registrant and the Initial
Stockholders.

10.17	Form of Warrant Purchase Agreements among Ladenburg Thalmann & Co. Inc.
and each of Xenophon A. Galinas, Vassilios M. Livanos, Carl Helge Josefsson and
Emanuel Kyprios, Potomac Capital Partners, LP, Potomac Capital International
Ltd. and Pleiades Investment Partners-R, LP

23.1	Consent of BDO Seidman, LLP.

* 23.2	Consent of Zukerman Gore & Brandeis, LLP (included in Exhibit 5.1).

* 23.3	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP.

24	Power of Attorney (included on signature page of this Registration Statement).

* To be filed by amendment.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

II-6

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of June, 2005.

      MANHATTAN MARITIME ENTERPRISES, INC.

By:	/s/ Xenophon A. Galinas
Xenophon A. Galinas
Chairman, Chief Executive Officer and Secretary
(Principal Executive Officer)

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xenophon A. Galinas and Vassilios M. Livanos his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Xenophon A. Galinas	Chairman of the Board, Chief	June 30, 2005
Xenophon A. Galinas	Executive Officer and Secretary
(Principal executive officer)

/s/ Vassilios M. Livanos	President and Director	June 30, 2005
Vassilios M. Livanos

/s/ Carl H. Josefsson	Chief Financial Officer (Principal	June 30, 2005
Carl H. Josefsson	accounting and financial officer)

/s/ Emanuel Kyprios	Director	June 30, 2005
Emanuel Kyprios

/s/ Marc A. Weisman	Director	June 30, 2005
Marc A. Weisman

/s/ Paul S. Rapello	Director	June 30, 2005
Paul S. Rapello

II-8